                               Exhibit: 10(t)



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                           LETTER OF CREDIT AGREEMENT



                          Dated as of November 1, 1997



                                     Between



                                  LESCO, INC.,
                               an Ohio corporation



                                       and



                         PNC BANK, NATIONAL ASSOCIATION,
                         a national banking association









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





                                      INDEX


                                                                    Page
                                                                    ----

RECITALS.................................................................. 1

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01.  Definitions................................................ 1
Section 1.02.  Rules of Construction; Time of Day......................... 4

                                   ARTICLE II

                       LETTER OF CREDIT AND REIMBURSEMENT

Section 2.01.  Issuance of Letter of Credit............................... 4
Section 2.02.  Reimbursement and Other Payments........................... 5
Section 2.03.  Transfer; Reduction; Reinstatement......................... 7
Section 2.04.  Obligations Absolute....................................... 8
Section 2.05.  Indemnification............................................ 8
Section 2.06.  Liability of Bank.......................................... 8
Section 2.07.  Termination of Letter of Credit............................ 9
Section 2.08.  Pledged Bonds............................................. 10

                                   ARTICLE III

                              CONDITIONS PRECEDENT

Section 3.01.  Documentation............................................. 11
Section 3.02.  Other Conditions.......................................... 12

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

Section 4.01.  Organization. ............................................ 12
Section 4.02.  Financial Information..................................... 12
Section 4.03.  Taxes, etc................................................ 12
Section 4.04.  Compliance with ERISA..................................... 12
Section 4.05.  No Violation.............................................. 13
Section 4.06.  Bond Documents............................................ 13


                                       (i)

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Section 4.07.  Subsequent Events......................................... 13
Section 4.08.  Title to Property......................................... 13
Section 4.09.  Litigation................................................ 13
Section 4.10.  Authority..................................................14
Section 4.11.  No Default................................................ 14
Section 4.12.  Tax Exemption............................................. 14

                                    ARTICLE V

                                GENERAL COVENANTS

Section 5.01.  Maintenance of Existence.................................. 14
Section 5.02.     Maintenance of Governmental Authorizations............. 14
Section 5.03.  Covenants Incorporated by Reference....................... 15
Section 5.04.  Compliance with Bond Documents and Other Contracts........ 15
Section 5.05.  Consents Under Bond Documents............................. 15
Section 5.06.  Amendments to Bond Documents.............................. 15
Section 5.07.  Limitation on Optional Calls for Redemption............... 15
Section 5.08.  Payment of Debt........................................... 15
Section 5.09.  Further Assurances........................................ 15

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

Section 6.01.  Defaults.................................................. 16
Section 6.02.  Remedies.................................................. 16
Section 6.03.  Waivers; Consents......................................... 17
Section 6.04.  No Waiver; Remedies Cumulative............................ 17
Section 6.05.  Set-Off................................................... 17

                                   ARTICLE VII

                                  MISCELLANEOUS

Section 7.01.  Notices................................................... 18
Section 7.02.  Successors and Assigns.................................... 18
Section 7.03.  Survival of Covenants..................................... 18
Section 7.04.  Counterparts.............................................. 18
Section 7.05.  Costs, Expenses and Taxes................................. 19
Section 7.06.  Amendments................................................ 19
Section 7.07.  Severability; Interest Limitation......................... 19
Section 7.08.  Complete Agreement........................................ 20
Section 7.09.  Consent to Jurisdiction; Venue; WAIVER OF JURY TRIAL...... 20
Section 7.10.  Governing Law............................................. 20
Section 7.11.  Headings.................................................. 20


                                      (ii)

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Section 7.12.  Participation............................................. 20

Exhibit A -- Form of Irrevocable Letter of Credit



                                      (iii)

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                           LETTER OF CREDIT AGREEMENT
                           --------------------------


         THIS LETTER OF CREDIT AGREEMENT (this "Agreement"), dated as of November 1, 1997, is entered into between LESCO, INC., a corporation duly organized and existing under the laws of the State of Ohio (the "Company"), and PNC BANK, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States of America (the "Bank"), under the following circumstances:

                                    RECITALS
                                    --------

A. The Highlands County Industrial Development Authority (the "Issuer") is issuing its Industrial Development Revenue Bonds, Series 1997 (LESCO, Inc. Project) (the "Bonds") in the aggregate principal amount of $7,500,000 pursuant to an Indenture of Trust, dated as of November 1, 1997 (the "Indenture"), between the Issuer and PNC Bank, National Association, as trustee (the "Trustee").

B. As security for the repayment of the Bonds, the Company is required to deliver to the Trustee a letter of credit (the "Letter of Credit") upon which the Trustee will draw, in accordance with the terms thereof and the terms of the Indenture, to pay the principal of and interest on the Bonds.

C. The Bonds are being issued to provide financing for a project consisting generally of the acquisition, construction and equipping of a fertilizer blending, formulation and bagging facility located at the Sebring Regional Airport and Industrial Park in Highlands County, Florida (the "Project").

         NOW, THEREFORE, in consideration of the foregoing and the undertakings herein set forth and intending to be legally bound, the Company and the Bank hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01. DEFINITIONS. In this Agreement (except as otherwise expressly provided for or unless the context otherwise requires), the following terms have the meanings specified in the foregoing recitals:

         Agreement                                   Issuer
         Bank                                        Letter of Credit
         Bonds                                       Project
         Company                                     Trustee
         Indenture



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All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied. In addition, the following capitalized terms shall have the respective meanings specified in this Section 1.01:

         "Bank Interest Rate" shall mean a rate per annum (computed based on a year of three hundred sixty (360) days and actual days elapsed) equal to the Prime Rate, from time to time in effect, such rate changing automatically from time to time effective as of the effective date of each change in the Prime Rate.

         "Bond Counsel" shall have the meaning ascribed to that term in Article I of the Indenture.

         "Bond Documents" means the Bonds, the Indenture, the Loan Agreement, the Remarketing Agreement and any other agreements or instruments relating thereto.

         "Business Day" shall have the meaning ascribed to that term in Article I of the Indenture.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Credit Agreement" means that Credit Agreement, dated as of September 30, 1994, by and among the Company, National City Bank, as Agent, and the Bank, National City Bank and NBD Bank, N.A., as the lenders thereunder, as amended by the First Amendment to Credit Agreement, dated as of January 18, 1996, the Second Amendment to Credit Agreement, dated as of November 1, 1996, the Third Amendment to Credit Agreement, dated as of February 14, 1997, and the Fourth Amendment to Credit Agreement, dated as of August 1, 1997. References herein to sections thereof or defined terms therein shall be to those sections or terms as in effect on the date hereof, which shall be deemed to be incorporated in this Agreement by reference as though specifically set forth herein and made with reference hereto (including, where pertinent, the definitions of defined terms used in such incorporated sections or in relation to such terms), such provisions to continue in full force and effect with respect to this Agreement notwithstanding the payment of all indebtedness due under the Credit Agreement, any amendment thereto or any waiver given in connection therewith, so long as this Agreement is in effect and until all amounts payable under this Agreement are paid in full, it being understood that no amendment or waiver with respect to the Credit Agreement shall be effective as to this Agreement unless and until specifically agreed to in writing by the Bank with reference to this Agreement. The terms "this Agreement", "herein", "hereof" and words of similar purport and the references to "Note" or "Notes" as used in the Credit Agreement shall be deemed to refer to this Agreement and the obligations of the Company to the Bank hereunder, respectively; the term "Event of Default" as used in the Credit Agreement shall be deemed to refer to an Event of Default as defined in this Agreement.

         "Default Interest Rate" shall have the meaning ascribed to such term in
Section 2.02(b).

         "Event of Default" shall have the meaning ascribed to such term in
Section 6.01.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.



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         "ERISA Affiliate" means (i) any corporation included with the Company in a controlled group of corporations within the meaning of Section 414(b) of the Code, (ii) any trade or business (whether or not incorporated or for-profit) which is under common control with the Company within the meaning of Section 414(c) of the Code, (iii) any member of an affiliated service group of which the Company is a member within the meaning of Section 414(m) of the Code, and (iv) any other entity treated as being under common control with the Company under
Section 414(o) of the Code.

         "Fiscal Year" means the annual accounting year of the Company, which currently begins on January 1 and ends on December 31 in each calendar year.

         "Interest Component" shall mean the amount available for payment of Interest Drawings under the Letter of Credit.

         "Interest Drawing" shall mean a "C Drawing" as that term is used in the Letter of Credit.

         "Loan Agreement" means the Loan Agreement, dated as of November 1, 1997, between the Issuer and the Company.

         "Outstanding" or "Bonds Outstanding" when applied to the Bonds shall have the meaning ascribed to such term in Article I of the Indenture.

         "Participating Banks" shall have the meaning ascribed to such term in
Section 7.12.

         "Person" means any individual, for-profit or not-for-profit corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Plan" means any employee pension plan maintained by the Company or any of its ERISA Affiliates.

         "Prime Rate" means the rate of interest publicly announced by the Bank from time to time as the prime rate of the Bank, adjusted as of the date of any change in such prime rate. The prime rate is determined from time to time by the Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index, nor necessarily reflects the lowest rate of interest actually charged by the Bank to any particular class or category of customers.

         "Principal Component" means the amount available for the payment of Principal Drawings under the Letter of Credit.

         "Principal Drawing" shall mean a "B Drawing" as that term is used in the Letter of Credit.

         "Project Facilities" means the Project, the site of the Project and any personal property located thereon whether now or in the future.



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



         "Remarketing Agreement" means the Remarketing Agreement, dated as of November 1, 1997, between PNC Capital Markets, Inc. (the "Remarketing Agent") and the Company.

         "State" means the State of Ohio.

         "Stated Amount" means the Stated Amount of the Letter of Credit as provided in Section 2.01 hereof, which may be reduced from time to time as provided in Section 2.03(b) hereof or by the terms of the Letter of Credit.

         "Tender Draft" shall mean an "A Drawing" as that term is used in the Letter of Credit.

         "Termination Date" means the date on which the Trustee's right to draw under the Letter of Credit terminates, determined as provided by the Letter of Credit.

         "Unremarketed Tendered Bonds" means Bonds which (a) have been delivered for purchase pursuant to the provisions of such Bonds and the Indenture and (b) have not been successfully remarketed by the Remarketing Agent prior to 10:00 a.m. on the required purchase date.

         Section 1.02. RULES OF CONSTRUCTION; TIME OF DAY. In this Agreement, unless otherwise indicated, (i) defined terms may be used in the singular or the plural and the use of any gender includes all genders, (ii) the words "hereof ", "herein", "hereto", "hereby" and "hereunder" refer to this entire Agreement, and
(iii) all references to particular Articles or Sections are references to the Articles or Sections of this Agreement. References to any time of the day in this Agreement shall refer to Eastern Standard Time or Eastern Daylight Saving Time, as in effect in Pittsburgh, Pennsylvania on such day.


                                   ARTICLE II

                       LETTER OF CREDIT AND REIMBURSEMENT

         SECTION 2.01. ISSUANCE OF LETTER OF CREDIT. The Company hereby requests the Bank to issue the Letter of Credit to the Trustee. Subject to the conditions precedent hereinafter set forth, the Bank will issue to the Trustee pursuant to the request of the Company, on the date of execution and delivery of this Agreement, the Letter of Credit substantially in the form attached hereto as EXHIBIT A and in an aggregate amount, the "Stated Amount", of $7,726,027.40, of which (a) an amount not exceeding $7,500,000 may be drawn upon with respect to the payment of the principal portion of the Bonds at their stated maturity, upon redemption or upon acceleration pursuant to the Indenture, and (b) an amount not exceeding $226,027.40 may be drawn upon with respect to the payment of up to 110 days' accrued interest on the Bonds, computed as though the Bonds bore interest at the rate of ten percent (10%) per annum on the basis of a 365/366-day year, notwithstanding the actual rate borne from time to time by the Bonds. The Letter of Credit shall expire on the Termination Date of the Letter of Credit.

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         Section 2.02.  Reimbursement and Other Payments.
         -------------  ---------------------------------

                  (A) REIMBURSEMENT PAYMENTS AND INTEREST. The Company hereby agrees to pay or to cause to be paid to the Bank:

                  (1) a sum equal to each amount drawn under the Letter of Credit by a Principal Drawing or an Interest Drawing on the same Business Day that such drawing is honored, but not before the drawing is honored.

                  (2) a sum equal to each amount drawn against the Principal Component by a Tender Draft, on or before the first to occur of (i) the date on which the Bonds purchased with the proceeds of such Tender Draft are remarketed by the Remarketing Agent, (ii) the date on which the Bonds purchased with the proceeds of such Tender Draft are redeemed or otherwise paid in full, or (iii) the Termination Date.

         Subject to Section 2.02(b) hereof, all sums payable to the Bank under
Section 2.02(a)(1) or under any other provision of this Agreement shall bear interest at the Bank Interest Rate, and all sums payable to the Bank under
Section 2.02(a)(2) shall bear interest at the rate and at the times set forth in the Credit Agreement, until such sums have been paid in full (it being understood and agreed that any sum paid by the Company to the Bank prior to 3:00 p.m. on a Business Day shall not bear interest for such Business Day and any sum paid by the Company to the Bank after 3:00 p.m. on a Business Day shall bear interest as if it was paid at 9:00 a.m. on the next following Business Day). Except as the Bank may otherwise elect, all payments by or on behalf of the Company under this Section 2.02(a) shall be applied first to the payment of interest and then to the payment of principal.

         (b) DEFAULT INTEREST RATE; LATE CHARGES. If any sum or interest thereon is not paid within fifteen (15) days following the date such payment is due and payable under Section 2.02(a) or any other provision of this Agreement, such sum or interest thereon shall bear interest at a rate per annum equal to two percent (2%) above the Bank Interest Rate (the "Default Interest Rate") until such sum or interest thereon and all other amounts due and payable under this Agreement are paid in full. In addition, the Company shall, upon demand by the Bank, pay to the Bank a late payment charge equal to the lesser of $50 or five percent (5%) of the amount of any payment due and payable under Section 2.02(a), whether principal, interest or otherwise, or any other payment due and payable under this Agreement, which is not received within 15 days following the date such payment is due.

         (c) COMMITMENT FEES. The Company shall pay to the Bank an annual, non-refundable Letter of Credit fee in an amount equal to .75% of the Stated Amount of the Letter of Credit for the first two years the Letter of Credit is in effect, and thereafter in an amount equal to the Margin, as defined in and determined pursuant to Section 2B.12 of the Credit Agreement. Such Letter of Credit fee shall be payable quarterly in advance, the first such payment to be made on the date of issuance of the Letter of Credit and quarterly thereafter through the Termination Date, commencing March 1, 1998. The Letter of Credit fee shall be computed on the Stated Amount of the Letter of Credit in effect, including any amounts which are reinstatable on the date the Letter of Credit fee is payable. If the Termination Date shall occur prior to the stated

Expiration Date set forth in the Letter of Credit, the Company shall have no obligation to pay a Letter of Credit fee after the Termination Date.

         (D) TRANSACTION AND TRANSFER CHARGES AND EXPENSES. The Company shall pay to the Bank all reasonable transaction charges that the Bank may make for drawings under the Letter of Credit (which the Bank represents is currently $75 per draw). Such transaction charges shall be payable upon submission to the Company by the Bank of the Bank's bill therefor. In addition, the Company shall pay to the Bank on demand any and all reasonable charges and expenses which the Bank may pay or incur relative to the Letter of Credit. The Company shall pay to the Bank upon each transfer of the Letter of Credit in accordance with its terms a transfer fee equal to $1,000, together with any and all out-of-pocket costs and expenses of the Bank incurred in connection with such transfer.

         (E)      INCREASED COSTS.

                  (1) If after the date of this Agreement any enactment, promulgation or adoption of or change in any applicable foreign or domestic law, treaty, regulation or rule or in the interpretation or administration thereof by any court, administrative or governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive issued after the date hereof (whether or not having the force of law) of any such authority, central bank or comparable agency, or any change in generally accepted accounting principles, shall either (i) impose, modify or deem applicable any reserve, special deposit, capital, insurance assessment or similar requirement (including without limitation a guideline, request or directive which affects the manner in which the Bank allocates capital resources to its commitments, including its obligations under this Agreement and the Letter of Credit), (ii) subject the Bank to any tax, deduction or withholding or change the basis of taxation of the Bank (other than a change in a rate of tax based on overall net income of the Bank), (iii) cause or deem letters of credit to be assets held by the Bank and/or deposits on its books, or (iv) impose on the Bank any other condition regarding this Agreement or the Letter of Credit, and the result of any event referred to in clause (i), (ii), (iii) or (iv) of this sentence shall be to increase the direct or indirect cost to the Bank of issuing or maintaining the Letter of Credit or the Bank's obligations under this Agreement or to reduce the amounts receivable by the Bank hereunder or to reduce the rate of return on the capital of the Bank in connection with this Agreement (which increase in cost, reduction in amounts receivable or reduction in rate of return shall be determined by the Bank's reasonable allocation of such cost increase or reduction in amounts receivable resulting from such event) (in each case, if applicable, as if there were no Participating Bank), then within 30 calendar days after demand by the Bank, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts that in the aggregate shall be sufficient to compensate the Bank for such increased cost, reduction in amounts receivable or reduction in rate of return. A certificate as to such increased cost, reduction in amounts receivable or reduction in rate of return by the Bank submitted by the Bank to the Company shall, if made reasonably and in good faith, be conclusive and binding for all purposes.

                  (2) If after the date of this Agreement any enactment, promulgation or adoption of or change in any applicable law, treaty, regulation, rule or guideline regarding capital adequacy, or in the interpretation or administration thereof, by any administrative or governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or any controlling affiliate) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law and whether or not failure to comply thereunder would be unlawful) of any such authority, central bank or comparable agency, or any change in generally accepted accounting principles, affects or would affect the amount of capital required or expected to be maintained by the Bank (or any controlling affiliate) and the Bank determines, on the basis of reasonable allocations, that the amount of such capital is increased by or is based on its issuance or maintenance of the Letter of Credit or the Bank's obligations under this Agreement, then, within 30 calendar days after demand by the Bank, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank therefor. A certificate as to such additional amounts submitted to the Company by the Bank shall, if made reasonably and in good faith, be conclusive and binding for all purposes.

         (f) PLACE OF PAYMENT. All payments by the Company to the Bank under this Agreement shall be made in lawful currency (or, as applicable, as otherwise specified in this Section 2.02(f)) of the United States at the Bank's office at P.O. Box 340777, Pittsburgh, Pennsylvania 15230-7777, Attention: Commercial Loan Operations, or at such other address and to the attention of such other person as the Bank may stipulate by written notice to the Company, or by a wire transfer in immediately available federal funds from the Company to the Bank in accordance with written wire instructions given to the Company by the Bank. All payments under Section 2.02(a) shall be made in immediately available federal funds.

         (g) SOURCE OF PAYMENTS. All payments of drafts under the Letter of Credit will be made from moneys of the Bank and not of any other person.

         Section 2.03.  TRANSFER; REDUCTION; REINSTATEMENT.

         (a) TRANSFER. The Letter of Credit may be transferred in accordance with terms of the Letter of Credit.

         (b) REDUCTION. The Stated Amount of the Letter of Credit and the Principal Component and Interest Component thereof shall be automatically reduced as specified in the Letter of Credit.

         (c) REINSTATEMENT. If the Trustee shall not have received, within ten
(10) Business Days after any payment in respect of any "C Drawing," as that term is used in the Letter of Credit, notice from the Bank that the Bank has not been reimbursed for such drawing or a previous or subsequent drawing in accordance with this Agreement, or that an Event of Default under this Agreement has occurred and is continuing, the Interest Component will automatically be reinstated, as of the close of business on such tenth business day, to an amount equal to 110 days' interest (computed at the rate of 10 percent per annum and on the basis of a 365/366-day year, notwithstanding the actual rate borne from time to time by the Bonds) on the then applicable Principal Component.

         Section 2.04. OBLIGATIONS ABSOLUTE. The obligations of the Company under this Article shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances: (i) any lack of validity or enforceability of the Letter of Credit, the Bond Documents or any other agreement or document relating thereto;
(ii) any amendment or waiver of or any consent to or departure from the Letter of Credit, the Bond Documents or any document relating thereto; (iii) the existence of any claim, set-off, defense or other right which the Company may have at any time against the Trustee (or any persons or entities for whom the Trustee may be acting), the Bank or any other person or entity, whether in connection with this Agreement, the transactions described herein or any unrelated transaction; or (iv) any of the circumstances contemplated in clauses
(1) through (7), inclusive, of Section 2.06(a). The Company understands and agrees that no payment by the Company under any other agreement (whether voluntary or otherwise) shall constitute a defense to its obligations hereunder, except to the extent that the Bank has been indefeasibly paid in full.

         Section 2.05. INDEMNIFICATION. To the extent permitted by applicable law, the Company hereby indemnifies and holds harmless the Bank (and its directors, officers, employees and agents) from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable attorneys' fees or counsel of the Bank's choice) whatsoever which the Bank may incur (or which may be claimed against the Bank by any person or entity whatsoever) by reason of or in connection with (a) the issuance or a transfer of, or payment or failure to pay under, the Letter of Credit, (b) any breach by the Company of any representation, warranty, covenant, term or condition in, or the occurrence of any default under, this Agreement or the Bond Documents, including all reasonable fees or expenses resulting from the settlement or defense of any claims or liabilities arising as a result of any such breach or default, and (c) involvement of the Bank in any suit, investigation, proceeding, inquiry or action as a consequence, direct or indirect, of the Bank's issuance of the Letter of Credit, its entering into this Agreement or any other event or transaction contemplated by any of the foregoing; provided the Company shall not be required to indemnify the Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the Bank or (ii) the Bank's willful failure to pay under the Letter of Credit after the presentation to the Bank by the Trustee of a draft and certificate strictly complying with the terms and conditions of the Letter of Credit, unless the Bank in good faith believes that it is prohibited by law or other legal authority from making such payment; provided, further, that the Bank shall not settle any claim without the prior written consent of the Company, which consent will not be unreasonably withheld. Nothing in this Section is intended to or shall limit the Company's reimbursement obligations contained in Section 2.02(a). The obligations of the Company under this Section shall survive the termination of this Agreement.

         Section 2.06.  Liability of Bank.
                        ------------------

         (a) As between the Company and the Bank, the Company assumes all risks of the acts or omissions of the Trustee with respect to the Trustee's use of the Letter of Credit. Neither the Bank nor any of its officers or directors shall be liable or responsible for: (1) the use which may be made of the Letter of Credit or for any acts or omissions of the Trustee in connection therewith; (2) the form, validity, sufficiency, accuracy or genuineness of any documents

(including without limitation any documents presented under the Letter of Credit), or of any statement therein or endorsement thereon, even if any such documents, statements or endorsements should in fact prove to be in any or all respects invalid, insufficient, fraudulent, forged, inaccurate or untrue; (3) the payment by the Bank to the Trustee against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit, or any other failure by the Trustee to comply fully with conditions required in order to effect a drawing under the Letter of Credit; (4) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign the Letter of Credit or the rights or benefit thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (5) errors, omissions, interruptions, losses or delays in transmission or delivery of any drafts or any messages by mail, cable, telegraph, telex, telephone, electronic media or otherwise; (6) any loss or delay in the transmission or otherwise of any document or draft required in order to make a drawing under the Letter of Credit; or (7) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit; except only that the Company shall have a claim against the Bank, and the Bank shall be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Company which the Company proves were caused by (i) the Bank's willful misconduct or gross negligence or (ii) the Bank's willful failure to pay under the Letter of Credit after the presentation to it by the Trustee of a draft and certificate strictly complying with the terms and conditions of the Letter of Credit, unless the Bank in good faith believes that it is prohibited by law or other legal authority from making such payment. The Bank shall have no obligation to contest any such prohibition. In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         (b) Except for the Bank's obligations under the Letter of Credit, the Bank shall have no liability to the Company or any other person as a result of any reduction of the credit rating of the Bank or any deterioration in the Bank's financial condition and the Company hereby indemnifies and holds harmless the Bank from any and all claims, damages, losses, liabilities, costs or expenses relating to the Company or the Bonds which the Bank may incur in connection therewith. No reduction of the credit rating of the Bank or deterioration in the Bank's financial condition shall reduce or in any way diminish the obligations of the Company to the Bank under this Agreement including, without limitation, the Company's obligation to pay Letter of Credit commitment fees to the Bank and to reimburse the Bank for any drawing under the Letter of Credit.

         Section 2.07. TERMINATION OF LETTER OF CREDIT. The termination of the Letter of Credit shall be governed by the terms thereof. In connection with any termination, the Bank will refund on a pro-rata basis any annual Letter of Credit fee paid by the Company for the period between the Termination Date and the stated Expiration Date as set forth in the Letter of Credit or any amendment or extension thereof. The Bank shall have no obligation to execute or deliver any document or instrument in connection with the termination of the Letter of Credit except for assignment(s) of any applicable Bond Document, in a form reasonably approved by the Bank. The Company will pay the reasonable out-of-pocket costs and expenses incurred by the Bank in connection with any such execution and delivery.

         Section 2.08  Pledged Bonds.
                       --------------

         (a) PLEDGE. To secure the Company's obligations to the Bank under this Agreement, the Company hereby pledges and assigns to the Bank, and grants to the Bank a security interest in, all of the Company's right, title and interest, now owned or hereafter acquired, in and to any and all Unremarketed Tendered Bonds (together with all income therefrom and proceeds thereof) purchased pursuant to the Indenture with the proceeds of a Tender Draft presented under the Letter of Credit for which neither (i) full reimbursement has been made to the Bank nor
(ii) the Trustee holds sufficient funds which, pursuant to the Indenture, the Trustee is required to apply on behalf of the Company to reimburse the Bank in full for such Tender Draft on the date such Tender Draft is paid by the Bank. Such Unremarketed Tendered Bonds purchased pursuant to the Indenture with the proceeds of a Tender Draft shall be pledged to the Bank, registered in its name as pledgee of the Company and delivered to and held by the Trustee, or upon the written request of the Bank as provided in Section 4.06(b) of the Indenture, delivered to and held by the Bank. Unremarketed Tendered Bonds which are so pledged and held by the Trustee, as agent for the Bank , or by the Bank are herein referred to as "Pledged Bonds".

         (b) PLEDGED BOND PAYMENTS. Any principal of, interest and premium on Pledged Bonds which becomes due and payable shall be paid to the Bank. All sums of money so paid to the Bank in respect of Pledged Bonds shall be credited against the obligation of the Company to reimburse the Bank, with interest, under Section 2.02(a) for the amount drawn with a Tender Draft to fund the purchase of such Pledged Bonds pursuant to the Indenture.

         (c) RELEASE OF PLEDGED BONDS. If the Company pays or causes to be paid in full its obligation under Section 2.02(a) for the reimbursement of the amount (or allocable portion thereof) drawn with a Tender Draft to fund the purchase of Pledged Bonds pursuant to Article IV of the Indenture (or if the Trustee has received immediately available funds which, pursuant to Section 4.07 of the Indenture, the Trustee is required to pay over promptly to the Bank in an amount sufficient to pay the Company's reimbursement obligation under Section 2.02(a) with respect to the amount drawn with such Tender Draft to fund the purchase of such Pledged Bonds), and provided no Event of Default has occurred and is continuing, the Bank will release from the pledge of this Agreement and will deliver, or cause its agent to deliver, such Pledged Bonds to such person or persons as the Trustee or the Company may direct. An amount equal to the principal of, plus accrued interest on, such Pledged Bonds shall be presumed (absent notice to the contrary) to be an "amount sufficient" for purposes of this Section 2.08 and, upon receipt of such amount by the Trustee for payment to the Bank as aforesaid, the Trustee shall be automatically authorized to deliver such Pledged Bonds as aforesaid free from the pledge of this Agreement, unless the Trustee has received from the Bank written notice or telephonic notice (which shall thereafter be confirmed in writing) that an Event of Default has occurred and is continuing and that such release shall not occur.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

         Section 3.01. DOCUMENTATION. It shall be a condition precedent to the Bank's issuance of the Letter of Credit that:

         (a) The Bank shall have received on or before the date of issuance of the Letter of Credit the following in form and substance satisfactory to the
Bank:

                  (i) Opinion of Baker & Hostetler, as counsel to the Company;

                  (ii) Opinion of Carlton Fields, as Bond Counsel, together with a reliance letter addressed to the Bank;

                  (iii) Executed copies of this Agreement;

                  (iv) Such other documents, instruments, approvals (and, if required by the Bank, certified duplicates of executed copies thereof) and opinions as the Bank may request;

                  (v) Payment in full of the Letter of Credit fee due on the date of issuance pursuant to Section 2.02(c) hereof and payments for any costs and expenses incurred by the Bank which are to be reimbursed pursuant to Section 7.05 hereof; and

                  (vi) Evidence satisfactory to the Bank that the conditions set forth in Section 2.06 of the Indenture have been satisfied.

         (b) On the date of issuance of the Letter of Credit, this Agreement and the Bond Documents shall be in full force and effect.

         (c) The following statement shall be true and correct on the date of the issuance of the Letter of Credit and the Bank shall have received a certificate signed by a duly authorized officer of the Company, stating that:

                  (i) The representations and warranties contained in Article IV hereof are correct on and as of the date of the issuance of the Letter of Credit as though made on and as of such date;

                  (ii) No Event of Default has occurred or is continuing, or would result from the issuance of the Letter of Credit or the Company's execution of this Agreement; and

                  (iii) No Event of Default has occurred or is continuing under the Credit Agreement.

         Section 3.02. OTHER CONDITIONS. In addition to the conditions set forth in Section 3.01 hereof, all of the conditions required to be satisfied in the Closing Checklist of the Bank shall have been satisfied prior to the Bank's issuance of the Letter of Credit.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants as follows:

         Section 4.01. ORGANIZATION. The Company is duly organized, validly existing and in good standing as a corporation under the laws of the State and is qualified to do business as a foreign corporation under the laws of the State of Florida and in any other jurisdiction where the failure to so qualify could reasonably be expected to have a material adverse effect on the business or financial condition of the Company.

         Section 4.02. FINANCIAL INFORMATION. It has furnished to the Bank (i) the statement of financial condition of the Company and of such companies as were then its subsidiaries as of December 31, 1996, and the related statements of net earnings and retained earnings for the year then ended, accompanied by the report on examination thereof by the Company's independent certified public accountants, and (ii) unaudited statements of financial condition of the Company and of such companies as were then its subsidiaries as of June 30, 1997, and related statements of net earnings for the periods then ended; said statements fairly present the financial condition of the Company and the pertinent subsidiaries and the results of their operations for the respective periods then ended, subject, in the case of statements dated June 30, 1997, to normal year-end audit adjustments.

         Section 4.03. TAXES, ETC. Except as are being contested in good faith by appropriate proceedings for which adequate reserves are being maintained in accordance with generally accepted accounting principles, all material taxes, assessments, fees and other governmental charges (other than those presently payable without penalty or interest) upon the Company and its subsidiaries or upon any property thereof, which are due and payable, have been paid and no material claims are being asserted with respect to any past due taxes, assessments, fees or other governmental charges against the Company or any of its subsidiaries.

         Section 4.04. COMPLIANCE WITH ERISA. With respect to each Plan, the following are true, except where the failure of any representation or warranty to be true would not have a material adverse effect on the Company's business, properties, assets or financial condition: Each Plan is in substantial compliance with ERISA and the Code; no reportable event (as defined in Section 4043 of ERISA) has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan which is a single-employer plan (as defined in Section 4001(a)(15) of ERISA) has an unfunded current liability; and no Plan has an accumulated or waived funding deficiency or permitted decreases in its funding standard account within the meaning of Section 412 of the Code; all contributions required to be made with respect to a Plan have been timely made; neither the Company nor any ERISA Affiliate has incurred any liability to or on account of a Plan pursuant to Section 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or expects to incur any liability (including any contingent or secondary liability) under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan; no condition exists which presents a risk to the Company or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no lien imposed under the Code or ERISA on the assets of the Company or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Company and its ERISA Affiliates may cease contributions to or terminate any Plan maintained by any of them without incurring any liability.

         Section 4.05. NO VIOLATION. The execution, delivery and performance of this Agreement and each of the Bond Documents to which the Company is a party will not violate any provision of applicable law or of the Company's articles of incorporation or code of regulations and will not result in a breach of any of the terms and conditions of or result in the imposition of any lien, charge or encumbrance upon any property of the Company pursuant to, or constitute a default under, any indenture or other agreement or instrument under which the Company is a party or is obligated, the Company's articles of incorporation or code of regulations or any law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court having jurisdiction over the Company or its property. All acts, things and conditions required by law and by the Company's articles of incorporation or code of regulations to make this Agreement and each of the Bond Documents to which the Company is a party, when executed and delivered, the legal, valid and binding obligation of the Company will have been duly performed and complied with at or prior to the execution and delivery of this Agreement.

         Section 4.06. BOND DOCUMENTS. The Company makes each of the representations and warranties contained in the Bond Documents to which the Company is a party to, and for the benefit of, the Bank as if the same were set forth in full herein.

         Section 4.07. SUBSEQUENT EVENTS. Since the date of the financial statements specified in Section 4.02 above, the Company has not suffered any damage, destruction or loss which has materially adversely affected its business or assets, and no event or condition of any character has occurred which has materially adversely affected its assets, liabilities, business or financial condition, and the Company has no knowledge of any event or condition which may reasonably be expected to materially adversely affect the assets, liabilities, business or financial condition of the Company.

         Section 4.08. TITLE TO PROPERTY. The Company has good and marketable title to the assets reflected on the balance sheet or notes thereon referred to in Section 4.02 above, free and clear from all liens and encumbrances, except for current taxes and assessments not yet due and payable, liens and encumbrances, if any, reflected or noted on said balance sheet or notes and security interests referred to herein or permitted by the Credit Agreement, and except for assets disposed of by the Company in the ordinary course of business since the date of the financial statements specified in Section 4.02 above.

         Section 4.09. LITIGATION. As of the date hereof there are no actions, suits, proceedings or governmental investigations pending or, to the knowledge of the Company, threatened against the Company which could reasonably be expected to result in a material adverse change in the financial condition, business, property or assets of the Company and there is no basis known to the Company for any such action, suit, proceeding or investigation.

         Section 4.10. AUTHORITY. The Company has full corporate power and authority to enter into the transactions provided for in this Agreement and has been duly authorized to do so by appropriate action of its board of directors, and the Bond Documents and this Agreement, when executed and delivered by the Company, will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms.

         Section 4.11. NO DEFAULT. The Company is not, in any material way, in noncompliance with, breach of or in default under (a) any applicable law or administrative regulation of the United States, the State or any other governmental body or agency or instrumentality thereof or any applicable judgment, order or decree, that would, individually or in the aggregate, have a material adverse effect on the Company's business, properties, assets or financial condition, or (b) the Bond Documents, this Agreement or any other credit agreement, indenture, mortgage, agreement or other instrument to which it is a party or otherwise subject, and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute an event of default under any such instrument.

         Section 4.12. TAX EXEMPTION. The Company has not taken any action or omitted to take any action which would cause interest on the Bonds to be includable in the gross income of any bondholder for federal income tax purposes.


                                    ARTICLE V

                                GENERAL COVENANTS

         So long as any amount is available under the Letter of Credit or any amount is due and owing to the Bank hereunder, the Company covenants that, except to the extent the Bank shall otherwise consent in writing, each of the following covenants shall be performed and complied with by the Company as indicated:

         Section 5.01. MAINTENANCE OF EXISTENCE. The Company shall maintain its existence, rights and privileges as a corporation duly organized, validly existing and in good standing under the laws of the State and will qualify or remain qualified as a foreign corporation to do business in the State of Florida and in any other jurisdiction where the failure to so qualify could reasonably be expected to have a material adverse effect on the Company's business, operations, properties, assets, condition (financial or otherwise) or prospects.

         Section 5.02. MAINTENANCE OF GOVERNMENTAL AUTHORIZATIONS. The Company will maintain in full force and effect all of its governmental and other authorizations, approvals, consents, permits, licenses, certifications and qualifications necessary for the conduct of its business as it is presently being conducted and the ownership and operation of its facilities as they are presently being operated where the failure to do so, individually or in the aggregate, would have a material adverse effect on the Company's business, properties, assets or financial condition.

         Section 5.03. COVENANTS INCORPORATED BY REFERENCE. The Company covenants and agrees to comply with all of the covenants set forth in Sections 3A, 3B, 3C and 3D of the Credit Agreement as in effect on the date hereof; provided, that with respect to any such incorporated covenant that provides for the delivery of items to any party or provides for the consent of any party or provides that actions may be taken with the consent of certain parties, all of such items shall under this Agreement be delivered to the Bank and no such consent by any party under the Credit Agreement shall be effective to bind the Bank and any such consent will, under this Agreement, be required to be obtained from the Bank.

         Section 5.04. COMPLIANCE WITH BOND DOCUMENTS AND OTHER CONTRACTS. The Company (i) will comply with all of its covenants and agreements under the Bond Documents, as the same may hereafter be amended or supplemented from time to time, and (ii) will comply with, or cause to be complied with, all requirements and conditions of all contracts and insurance policies which relate to the Project Facilities where the failure to so comply could reasonably be expected to have a material adverse effect on the Company's business, properties, assets or financial condition.

         Section 5.05. CONSENTS UNDER BOND DOCUMENTS. The Company will obtain the applicable consent whenever the consent of the Trustee or the bondholders is required to be obtained under the Bond Documents for any action required to be taken by the Company under this Agreement.

         Section 5.06. AMENDMENTS TO BOND DOCUMENTS. The Company will not consent to or enter into any amendment of or supplement to the Bond Documents, or take any other action requiring the consent of the Trustee or the bondholders, without the prior written consent of the Bank, which consent will not unreasonably be withheld.

         Section 5.07. LIMITATION ON OPTIONAL CALLS FOR REDEMPTION. The Company will not exercise its rights under the Bond Documents to direct the Issuer to call the Bonds for any optional redemption unless the Company first demonstrates to the satisfaction of the Bank that at the time of such redemption the Bank will be fully reimbursed for all drawings on the Letter of Credit in connection with such redemption.

         Section 5.08. PAYMENT OF DEBT. The Company will make full and timely payment, within any applicable grace periods, of the principal of and interest on all obligations of the Company under the Credit Agreement or any successor or replacement revolving credit agreement, whether now existing or hereafter arising, and comply in all material respects with all covenants and agreements set forth in agreements evidencing such obligations of the Company.

         Section 5.09. FURTHER ASSURANCES. The Company will execute and deliver from time to time, upon demand by the Bank, such further instruments and take such further actions as may be required to carry out the purposes and provisions of this Agreement, as the Bank may reasonably require.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

         Section 6.01. DEFAULTS. Each of the following shall constitute an event of default hereunder (an "Event of Default"):

         (a) Failure by the Company to make or cause to be made when due any payment under Section 2.02(a) on the date when such payment is due and such payment remains unpaid for five (5) days;

         (b) Failure by the Company to make any other payment under this Agreement when due and such payment remains unpaid for ten (10) days;

         (c) Failure by the Company to perform or to comply with any of the terms or conditions contained in Section 5.05, 5.06 or 5.07 or Sections 3B or 3D.05 of the Credit Agreement, which have been incorporated by reference into this Agreement pursuant to Section 5.03 hereof;

         (d) Any of the representations or warranties of the Company set forth in this Agreement, the Credit Agreement, the Bond Documents or any other document furnished to the Bank pursuant to the terms hereof proves to have been false or misleading in any material respect when made and would result in a material adverse change in the financial position of the Company, or, subject to subsection (a) through (c) hereof, the Company shall fail to perform or observe any term, covenant or agreement contained in this Agreement, and such material adverse change or failure to perform shall remain in effect for a period of 30 days after the earliest of written notice thereof from the Bank to the Company or the Company has knowledge that such failure has continued for 30 days;

         (e) The occurrence and continuation of an Event of Default under the Credit Agreement;

         (f) Any material provision of this Agreement, or of any of the Bond Documents, for any reason ceases to be valid and binding on the Company, or is declared to be null and void, or is violative of any applicable law relating to a maximum amount of interest permitted to be contracted for, charged or received, or the validity or enforceability thereof is contested by the Company or any governmental agency, court or authority, or the Company denies that it has any or further liability or obligation under this Agreement, or under any of the Bond Documents; or

         (g) The occurrence of an Event of Default as defined in any of the Bond Documents.

         Section 6.02. REMEDIES. If an Event of Default has occurred and is continuing uncured, the Bank may:

         (a) Notify the Trustee of such Event of Default, direct the Trustee to declare an Event of Default, as defined in the Indenture, to accelerate the Bonds and to draw on the Letter of Credit, direct the Trustee not to reinstate any amount under the Letter of Credit as provided thereby, and/or direct the Trustee to exercise remedies under the Bond Documents;

         (b) Declare the Company's obligations hereunder to be, at the option of the Bank and without demand or notice of any kind (which are hereby expressly waived), accelerated whereupon the same shall become immediately due and payable;

         (c) By giving written or telegraphic notice to the Company, declare an amount equal to the maximum amount which may at any time be drawn under the Letter of Credit (whether or not the Trustee shall have presented, or shall be entitled at such time to present, the drafts, certificates or other documents required to draw on the Letter of Credit), together with the other obligations of the Company to the Bank hereunder to be forthwith due and payable, and the same shall thereupon become due and payable without demand, presentment, protest or further notice of any kind, all of which are hereby expressly waived. Such amounts, when received by the Bank, shall be held by the Bank in an escrow account, without interest, and the Bank is hereby authorized to apply such amounts to reimburse itself for amounts drawn on the Letter of Credit, but not before any such drawing is honored, or to pay any such other obligation of the Company to the Bank hereunder; or

         (d) Exercise, or cause to be exercised, any and all such remedies as it may have under this Agreement or any other document delivered to the Bank in respect of the Bonds or otherwise at law or in equity.

         Section 6.03. WAIVERS; CONSENTS. No waiver of, or consent with respect to, any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

         Section 6.04. NO WAIVER; REMEDIES CUMULATIVE. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; and no single or partial exercise of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies available under any other document or at law or in equity.

         Section 6.05. SET-OFF. During the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time without notice to the Company (any such notice being expressly waived by the Company) and, to the fullest extent permitted by law, to set-off and to apply any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or moneys at any time held and other indebtedness at any time owing by the Bank to or for the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Agreement or any other agreement or instrument delivered by the Company to the Bank in connection therewith, whether or not the Bank shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have. Following the exercise of any rights or remedies under this
Section 6.05, the Bank shall notify the Company of such exercise; provided, however, that the failure to so notify the Company shall not affect the exercise of such rights or remedies or result in any liability on the part of the Bank whatsoever.


                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.01. NOTICES. All notices and other communications provided for hereunder shall be in writing and sent by United States certified or registered mail, return receipt requested, or by telegraph, telex, telecopier or private delivery service, addressed as follows:

         If to the Bank:       PNC Bank, National Association
                               1375 East Ninth Street, Suite 1250
                               Cleveland, Ohio  44114
                               Attention: David J. Williams

         If to the Company:    LESCO, Inc.
                               20005 Lake Road
                               Rocky River, Ohio 44116-1545
                               Attention: Ware H. Grove, Chief Financial Officer

Any such notice to the Bank shall refer to this Agreement and the then Letter of Credit by date and by number. Either party hereto may change the address to which notices to it are to be sent by written notice given to the other persons listed in this Section. All notices shall, when mailed as aforesaid, be effective on the date indicated on the return receipt, and all notices given by other means shall be effective on the Business Day when received.

         Section 7.02. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns, including without limitation the Participating Banks. The Company may not assign its rights under this Agreement without the prior written consent of the Bank. So long as no Event of Default has occurred and is continuing, the Bank may not assign its rights under this Agreement (except to an affiliate of the Bank) without the prior written consent of the Company, which consent will not unreasonably be withheld. The Company and the Bank intend that no other person shall have any claim or interest under this Agreement or right of action hereon or hereunder.

         Section 7.03. SURVIVAL OF COVENANTS. All covenants made by the Company herein and in any document delivered pursuant hereto shall survive the delivery of this Agreement and the Letter of Credit and any advances under the Letter of Credit.

         Section 7.04. COUNTERPARTS. The execution hereof by each party hereto shall constitute a contract between them for the uses and purposes herein set forth, and this Agreement may be executed in any number of counterparts, with each executed counterpart constituting an original and all counterparts together constituting one agreement.

         Section 7.05. COSTS, EXPENSES AND TAXES. The Company agrees to pay on demand all reasonable costs and expenses of the Bank in connection with the preparation, execution, delivery and enforcement of this Agreement, the Letter of Credit and any other documents that may be delivered in connection with this Agreement, the Letter of Credit or the Bond Documents or any amendments or supplements thereto, including, without limitation, the reasonable fees and expenses of counsel for the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities under this Agreement, the Letter of Credit and such other documents upon the occurrence of an Event of Default or a potential Event of Default hereunder. In addition, the Company shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement, the Letter of Credit and such other documents, and agrees to indemnify and to hold the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees; provided the Bank promptly notifies the Company of any such taxes and fees. Notwithstanding anything to the contrary in this Section 7.05, the Company shall have no obligation to pay the costs and expenses of the Bank or any Participating Bank, or any such taxes and fees, in connection with the execution and delivery of any participation agreement referred to in Section 7.12.

         Section 7.06. AMENDMENTS. This Agreement may be amended only by an instrument in writing executed and delivered by the party against whom enforcement is sought.

         Section 7.07. SEVERABILITY; INTEREST LIMITATION. If any provision hereof is found by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction, it shall be ineffective as to such jurisdiction only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision as to such jurisdiction to the extent it is not prohibited or unenforceable, nor invalidate such provision in any other jurisdiction, nor invalidate the other provisions hereof, all of which shall be liberally construed in favor of the Bank in order to effect the provisions of this Agreement. Notwithstanding anything to the contrary herein contained, the total liability of the Company for payment of interest pursuant hereto shall not exceed the maximum amount, if any, of such interest permitted by applicable law to be contracted for, charged or received, and if any payments by the Company to the Bank include interest in excess of such a maximum amount, the Bank shall apply such excess to either any other amount due hereunder, the reduction of the unpaid principal amount due pursuant hereto, or if none is due, such excess shall be refunded to the Company; provided that, to the extent permitted by applicable law, in the event the interest is not collected, applied for principal or refunded pursuant to this sentence and interest thereafter payable pursuant hereto shall be less than such maximum amount, then such interest thereafter so payable shall be increased up to such maximum amount to the extent necessary to recover the amount of interest, if any, theretofore uncollected, applied to principal or refunded pursuant to this sentence. Any such application or refund shall not cure or waive any Event of Default. In determining whether or not any interest payable under this Agreement exceeds the highest rate permitted by law, any non-principal payment (except payments specifically stated in this

Agreement to be "interest") shall be deemed, to the extent permitted by applicable law, to be an expense, fee, premium or penalty rather than interest.

         Section 7.08. COMPLETE AGREEMENT. Taken together with the other instruments and documents delivered in compliance herewith, this Agreement is a complete memorandum of the agreement of the Company and the Bank. Waivers or modifications of any provision hereof must be in writing signed by the party to be charged with the effect thereof.

         Section 7.09. CONSENT TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) The Company hereby irrevocably (i) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement or the Letter of Credit may be brought in any federal or state court located in Cleveland, Ohio and consents to the jurisdiction of such court in any such suit, action or proceeding, (ii) agrees that any suit, action or other legal proceeding by the Company against the Bank shall be brought solely in a federal or state court located in Cleveland, Ohio, and (iii) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The Company hereby irrevocably consents to the service of any and all process in any such suit, action or proceeding by mailing copies of such process to the Company at its address provided under or pursuant to Section
7.01. The Company agrees that final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. All mailings under this Section shall be by certified or registered mail, return receipt requested. Nothing in this Section shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any suit, action or proceeding against the Company or its property in the courts of any other jurisdiction.

         (b) JURY WAIVER. THE COMPANY, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE BANK AND THE COMPANY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE COMPANY AND THE BANK IN CONNECTION WITH THIS AGREEMENT, THE LETTER OF CREDIT OR ANY OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO.

         Section 7.10. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State without reference to its principles of conflicts of law. The Letter of Credit shall be governed and construed as set forth therein.

         Section 7.11. HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         Section 7.12. PARTICIPATION. Notwithstanding any other provision of this Agreement, the Company understands that the Bank may at any time on or after the date hereof enter into participation agreements with one or more participating banks ("Participating Banks") whereby the Bank will allocate to the Participating Banks certain percentages of the payment obligations of the Company under this Agreement and the funding obligations of the Bank under the Letter of Credit. The Company acknowledges, that, for the convenience of all parties, this Agreement is being entered into with the Bank only and, subject to the limitation set forth in this
Section 7.12, that the Company's obligations under this Agreement are and will be undertaken for the benefit of, and as an inducement to, the Participating Banks as well as the Bank. Without limiting the foregoing, the Company acknowledges that Section 2.05 and the indemnity of the Bank under Section 7.05 are also for the benefit of the Participating Banks as if such sections specifically referred to the Participating Banks and their participation in the payment obligations of the Company and the funding obligations of the Bank, and the Company agrees to make any payments required by such provisions for the account of any one or more Participating Banks to the Bank on demand of the Bank. Section 2.02(e) is not for the benefit of the Participating Banks; such limitation shall not impair or affect the obligations of the Company under
Section 2.02(e) which may be enforced by the Bank and shall be applicable as if there were no Participating Bank. In the event of any such participation, if any, the Bank shall remain the issuer of the Letter of Credit.

         IN WITNESS WHEREOF, the Company and the Bank have caused this Agreement to be duly executed and delivered as of the date first above written.

                                       LESCO, INC., an Ohio corporation



                                       By: /s/ Kenneth W. Didion
                                          -------------------------------------
                                          Name:  Kenneth w. Didion
                                                -------------------------------
                                          Title: Treasurer
                                                -------------------------------



                                       PNC BANK, NATIONAL ASSOCIATION,  a
                                         national banking association



                                       By: /s/ David J. Williams
                                          -------------------------------------
                                          David J. Williams
                                          Vice President

                                    EXHIBIT A
                                    ---------

                    Irrevocable Letter of Credit No. A-309645

                                                                November 5, 1997


PNC Bank, National Association
One Oliver Plaza, 27th Floor
210 Sixth Avenue
Pittsburgh, Pennsylvania 15265

Attention:        Corporate Trust Administration
                  Mr. Mark Rullo

Ladies and Gentlemen:

                  At the request and on the instructions of our customer, LESCO, Inc. (the "Company"), we hereby establish in your favor, as Trustee under the Indenture of Trust, dated as of November 1, 1997 (the "Indenture"), between the Highlands County Industrial Development Authority (the "Issuer") and you, pursuant to which $7,500,000 in aggregate principal amount of the Issuer's Industrial Development Revenue Bonds, Series 1997 (LESCO, Inc. Project) (the "Bonds") have been issued, this Irrevocable Letter of Credit in the amount of $7,726,027.40 (hereinafter, as reduced from time to time in accordance with the provisions hereof, the "Stated Amount") of which an amount not exceeding $7,500,000 (as reduced from time to time in accordance with the provisions hereof, the "Principal Component") may be drawn upon with respect to payment of the unpaid principal amount or the portion of purchase price corresponding to principal of the Bonds, and an amount not exceeding $226,027.40 (as reduced from time to time in accordance with the provisions hereof, the "Interest Component") may be drawn upon with respect to payment of interest accrued or the portion of purchase price corresponding to interest accrued on the Bonds on or prior to their stated maturity date, effective immediately and expiring on March 16, 2000, unless terminated earlier in accordance with the provisions hereof or unless otherwise extended. All drawings under this Letter of Credit will be paid with our own funds.

                  This Letter of Credit expires on March 16, 2000. Upon the written request of the Company, which request shall be made on or about September 16 of each year, commencing September 16, 1999, to extend the expiration date, PNC Bank, National Association (the "Bank") may decide, in its sole discretion, to extend the expiration date for one year from the then-current expiration date; provided, however, the expiration date shall not be extended beyond December 16, 2017. We shall notify the Company in writing of our decision of whether the expiration date shall be extended no later than November 16 of each year. The Principal Component of this Letter of Credit shall automatically decrease upon payment of principal of the Bonds, by redemption or at stated maturity, by an amount equal to such payment.

                  Funds under this Letter of Credit will be made available to you against receipt by us of the following items at the time required below, in each case accompanied by a photocopy of this Letter of Credit: (A) if the drawing is being made with respect to payment of the portion


Page 1 of 11 of Irrevocable Letter of Credit No. A-309645.

of the purchase price of Bonds delivered to you pursuant to Sections 2.02(c), 4.01, 4.02 or 4.04 of the Indenture corresponding to the principal thereof (an "A Drawing"), receipt by us of your written certificate in the form of Exhibit A attached hereto appropriately completed and signed by an Authorized Officer; (B) if the drawing is being made with respect to principal on the Bonds, by redemption or at stated maturity (a "B Drawing"), receipt by us of your written certificate in the form of Exhibit B attached hereto appropriately completed and signed by an Authorized Officer; and (C) if the drawing is being made with respect to the payment of interest, or the portion of purchase price corresponding to interest, on the Bonds (a "C Drawing"), receipt by us of your written certificate in the form of Exhibit C attached hereto appropriately completed and signed by an Authorized Officer. Presentation of such certificate(s), shall be made at our office located at 237 Fifth Avenue, Pittsburgh, Pennsylvania 15222; Attention: Mary Ann McCarty, or any other office which may be designated by us by written notice delivered to you, or may be made by telecopy transmission (telecopier number: (412) 705-0966, confirmed by telephone (telephone number: (412) 762-2798).

                  If a drawing is made by you hereunder at or prior to 10:00 a.m., Pittsburgh, Pennsylvania time, on a business day, and provided that such drawing and the documents and other items presented in connection therewith conform to the terms and conditions hereof, payment shall be made to you, or to your designee, of the amount specified, in immediately available funds, not later than 2:00 p.m., Pittsburgh, Pennsylvania time, on the same business day or not later than 1:00 p.m., Pittsburgh, Pennsylvania time, on such later business day as you may specify. If requested by you, payment under this Letter of Credit will be made by deposit of immediately available funds in accordance with your instructions. If a demand for payment made by you hereunder does not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall give you prompt notice that the demand for payment was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor and that we will, upon your instructions, hold any documents at your disposal or return the same to you. Upon being notified that the demand for payment was not effected in conformity with this Letter of Credit, you may attempt to correct any such non-conforming demand for payment to the extent that you are entitled to do so; provided, however, that the revised documentation is submitted on or before the expiration date of this Letter of Credit.

                  Demands for payment hereunder honored by us shall not, in the aggregate, exceed the Stated Amount, as the Stated Amount may have been reinstated by us as provided in the next paragraph. Subject to the preceding sentence, each "A Drawing" and each "B Drawing" honored by the Bank hereunder shall pro tanto reduce the Principal Component, and each "C Drawing" honored by the Bank hereunder shall pro tanto reduce the Interest Component and any such reduction shall result in a corresponding reduction in the Stated Amount, it being understood that after the effectiveness of any such reduction you shall no longer have any right to make a drawing hereunder in respect of the amount of such principal and/or interest on the Bonds or the payment of purchase price corresponding thereto causing or corresponding to such reduction.

                  Upon release by us of any Pledged Bonds (as defined in the Letter of Credit Agreement referred to below) delivered in connection with any "A Drawing," the Principal


Page 2 of 11 of Irrevocable Letter of Credit No. A-309645.

Component shall automatically be reinstated by an amount equal to the principal amount of such Pledged Bonds and the Interest Component shall likewise be reinstated by an amount equal to 110 days' interest (computed as set forth below) on the principal amount of such Pledged Bonds. In addition, if you shall not have received, within ten (10) business days after any payment in respect of any "C Drawing," notice from us that we have not been reimbursed for such drawing or a previous or subsequent drawing in accordance with the Letter of Credit Agreement, dated as of November 1, 1997, between the Company and us, or that an Event of Default under such Letter of Credit Agreement has occurred and is continuing, the Interest Component will automatically be reinstated, as of the close of business on such tenth business day, to an amount equal to 110 days' interest (computed at the rate of 10 percent per annum and on the basis of a 365/366-day year, notwithstanding the actual rate borne from time to time by the Bonds) on the then applicable Principal Component.

                  Only you, as Trustee, may make a drawing under this Letter of Credit. Upon the payment to you, to your designee or to your account of the amount demanded hereunder, we shall be fully discharged on our obligation under this Letter of Credit with respect to such demand for payment and we shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of such demand for payment to you or any other person who may have made to you or makes to you a demand for payment of principal of, purchase price of, premium, if any, or interest on any Bond. By paying to you an amount demanded in accordance herewith, we make no representation as to the correctness of the amount demanded.

                  This Letter of Credit applies only to the payment of principal or the portion of purchase price of the Bonds corresponding to principal, and up to 110 days' interest (computed as aforesaid) accruing on the Bonds on or prior to the expiration of this Letter of Credit and does not apply to any interest that may accrue thereon or any principal or premium which may be payable with respect thereto after such date.

                  Upon the earliest of (i) the making by you of the final drawing available to be made hereunder, (ii) receipt of a certificate signed by an Authorized Officer stating that: "(a) the conditions precedent to the acceptance of a substitute Credit Facility have been satisfied, (b) the Trustee has accepted the substitute Credit Facility, and (c) on the effective date of the substitute Credit Facility, and after receipt by PNC Bank, National Association, of this certificate, PNC Bank, National Association, Irrevocable Letter of Credit No. A-309645 shall terminate," (iii) receipt of a certificate signed by an Authorized Officer stating that no Bonds remain outstanding under the Indenture, (iv) fifteen days after the date of the conversion of the interest rate on the Bonds to a fixed non-variable rate of interest, or (v) the final expiration date hereof, this Letter of Credit shall automatically terminate and be delivered to us for cancellation.

                  Communications with respect to this Letter of Credit, other than a drawing hereunder shall be in writing and shall be addressed to us at PNC Bank, National Association, One Cleveland Center, 1375 East Ninth Street, Suite 1250, Cleveland, Ohio 44114-1724, Attention: David J. Williams, specifically referring thereon to this Letter of Credit by number.



Page 3 of 11 of Irrevocable Letter of Credit No. A-309645.

                  This Letter of Credit may not be transferred or assigned, either in whole or in part except to a successor trustee pursuant to a written request in the form of Exhibit D attached hereto. We agree to issue a substitute letter of credit to any such successor trustee (and to successively replace any such substitute letter of credit) upon the return to us for cancellation of the original of the letter of credit to be replaced, accompanied by a request relating to such letter of credit, which (i) shall be substantially in the form of Exhibit D attached hereto with the blanks appropriately completed, (ii) shall be signed by an Authorized Officer, (iii) shall specify where indicated therein the same letter of credit number as the number of the letter of credit to be replaced, and (iv) shall state the name and address of the successor trustee. Each substitute letter of credit will be in substantially the form of this Letter of Credit except for the date.

                  As used herein (a) "Authorized Officer" shall mean any of your Vice Presidents, Assistant Vice Presidents, Trust Officers or Assistant Trust Officers, (b) "purchase price" shall mean the principal amount of, together with accrued interest on, any Bonds to be purchased in accordance with Sections 2.02(c), 4.01, 4.02 or 4.04 of the Indenture; and (c) "business day" shall mean any day on which commercial banks located in Pittsburgh, Pennsylvania and Cleveland, Ohio are required or permitted by law to be open for the purpose of conducting a commercial banking business.

                  This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the Bonds), except only the certificate(s) referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificate(s).

                  This credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500.

                                                 Very truly yours,

                                                 PNC BANK, NATIONAL ASSOCIATION



                                                  By:__________________________
                                                     Vice President


                                                  By:__________________________
                                                     Assistant Vice President




Page 4 of 11 of Irrevocable Letter of Credit No. A-309645.

                                    EXHIBIT A
                                    ---------

                           CERTIFICATE FOR "A DRAWING"



PNC Bank, National Association
237 Fifth Avenue
Pittsburgh, Pennsylvania 15222

Attention:  Mary Ann McCarty

     Re: Irrevocable Letter of Credit No. A-309645
         -----------------------------------------

         The undersigned, an Authorized Officer of PNC Bank, National Association (the "Trustee"), hereby certifies that:

         (1) The Trustee is the Trustee under the Indenture for the holders of the Bonds.

         (2) The Trustee is making a drawing under the above-referenced Letter of Credit in the amount of $________ with respect to the payment of the portion of the purchase price of the Bonds corresponding to the principal amount thereof, which Bonds are to be purchased pursuant to Section [2.02(c)] [4.01] [4.02] [4.04] of the Indenture.

         (3) The amount demanded hereby does not exceed the amount available on the date hereof to be drawn under the above-referenced Letter of Credit in respect of the portion of the purchase price of Bonds corresponding to the principal amount thereof.

         (4) The amount demanded hereby does not include any amount in respect of the purchase of any Pledged Bonds.

         (5) Upon receipt by the undersigned of the amount demanded hereby, (a) the undersigned will apply the same directly to the payment when due of the principal amount owing on account of the purchase of Bonds pursuant to the Indenture, (b) no portion of said amount shall be applied by the undersigned for any other purpose, and (c) no portion of said amount shall be commingled with other funds held by the undersigned.

         As used herein, the terms "Authorized Officer," "Indenture," "Bonds," "Pledged Bonds" and "purchase price" shall have the respective meanings assigned to such terms in the above-referenced Letter of Credit.



Page 5 of 11 of Irrevocable Letter of Credit No. A-309645.

         IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the ____ day of ____________ , ____.


                         PNC Bank, National Association,
                         as Trustee


                         By:_____________________________
                            Title:




Page 6 of 11 of Irrevocable Letter of Credit No. A-309645.

                                    EXHIBIT B
                                    ---------

                           CERTIFICATE FOR "B DRAWING"



PNC Bank, National Association
237 Fifth Avenue
Pittsburgh, Pennsylvania 15222

Attention:  Mary Ann McCarty

     Re: Irrevocable Letter of Credit No. A-309645
         -----------------------------------------

         The undersigned, an Authorized Officer of PNC Bank, National Association (the "Trustee"), hereby certifies that:

         (1) The Trustee is the Trustee under the Indenture for the holders of the Bonds.

         (2) The Trustee is making a drawing under the above-referenced Letter of Credit in the amount of $__________ with respect to the payment of principal on the Bonds, which amount has, or will, within five business days, become due and payable pursuant to the Indenture, upon maturity or as a result of acceleration or redemption of the Bonds.

         (3) The amount demanded hereby does not exceed any amount in respect of the principal amount of any Pledged Bonds.

         (4) The amount demanded hereby, together with the aggregate of all prior payments made pursuant to "B Drawings" under the above-referenced Letter of Credit, does not exceed $7,500,000.

         (5) The amount demanded hereby does not exceed the amount available on the date hereof to be drawn under the above-referenced Letter of Credit in respect of the principal of the Bonds.

         (6) Upon receipt by the undersigned of the amount demanded hereby, (a) the undersigned will apply the same directly to the payment when due of the principal amount owing on account of the Bonds pursuant to the Indenture, (b) no portion of said amount shall be applied by the undersigned for any other purpose, and (c) no portion of said amount shall be commingled with other funds held by the undersigned.

         As used herein, the terms "Authorized Officer," "Indenture," "Bonds," "business day," "B Drawing" and "Pledged Bonds," shall have the respective meanings assigned to such terms in the above-referenced Letter of Credit.


Page 7 of 11 of Irrevocable Letter of Credit No. A-309645.

         IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the ____ day of __________, ___.


                                                PNC Bank, National Association,
                                                as Trustee


                                                By:_____________________________
                                                   Title:








Page 8 of 11 of Irrevocable Letter of Credit No. A-309645.

                                    EXHIBIT C
                                    ---------


                           CERTIFICATE FOR "C DRAWING"



PNC Bank, National Association
237 Fifth Avenue
Pittsburgh, Pennsylvania 15222

Attention:  Mary Ann McCarty

     Re: Irrevocable Letter of Credit No. A-309645
         -----------------------------------------

         The undersigned, an Authorized Officer of PNC Bank, National Association (the "Trustee"), hereby certifies that:

         (1) The Trustee is the Trustee under the Indenture for the holders of the Bonds.

         (2) The Trustee is making a drawing under the above-referenced Letter of Credit in the amount of $_________ with respect to payment of [the portion of the purchase price of $________ in principal amount of the Bonds corresponding to the accrued interest thereon, which Bonds are to be purchased pursuant to Section [2.02(c)] [4.01] [4.02] [4.04] of the Indenture] [accrued interest on the Bonds], which amount has, or will, within five business days, become due and payable pursuant to the Indenture.

         (3) The amount demanded hereby does not exceed the amount available on the date hereof to be drawn under the above-referenced Letter of Credit in respect of interest on the Bonds.

         (4) The amount demanded hereby does not include any amount in respect of the interest on any Pledged Bonds.

         (5) Upon receipt by the undersigned of the amount demanded hereby, (a) the undersigned will apply the same directly to the payment when due of the [interest owing on account of the Bonds pursuant to the Indenture] [portion of the purchase price of Bonds pursuant to Section [2.02(c)] [4.01] [4.02] [4.04] of the Indenture corresponding to accrued interest thereon], (b) no portion of said amount shall be applied by the undersigned for any other purpose, and (c) no portion of said amount shall be commingled with other funds held by the undersigned.

         As used herein, the terms "Authorized Officer," "Indenture," "Bonds," "business day," "Pledged Bonds" and "purchase price" shall have the respective meanings assigned to such terms in the above-referenced Letter of Credit.



Page 9 of 11 of Irrevocable Letter of Credit No. A-309645.

         IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the ____ day of __________ , _____.


                                   PNC Bank, National Association,
                                   as Trustee


                                   By:_____________________________
                                      Title:







Page 10 of 11 of Irrevocable Letter of Credit No. A-309645.

                                    EXHIBIT D
                                    ---------

                INSTRUCTION TO ISSUE SUBSTITUTE LETTER OF CREDIT
                ------------------------------------------------
                              TO SUCCESSOR TRUSTEE
                              --------------------




PNC Bank, National Association
237 Fifth Avenue
Pittsburgh, Pennsylvania 15222

Attention:  Mary Ann McCarty

     Re: Irrevocable Letter of Credit No. A-309645
         -----------------------------------------

Ladies and Gentlemen:

Reference is made to (i) the above-referenced letter of credit (the "Old Letter of Credit") and (ii) the Indenture of Trust, dated as of November 1, 1997 (the "Indenture"), between the Highlands County Industrial Development Authority and us.

[Name and address of successor trustee] (the "Successor Trustee") has been appointed successor trustee under the Indenture. You are hereby requested to issue, in accordance with the terms of the Old Letter of Credit, a new letter of credit to the Successor Trustee having the same terms and providing for the same Stated Amount as the Old Letter of Credit.

We submit herewith for cancellation the original of the Old Letter of Credit.

The individual signing below on our behalf hereby represents that he or she is duly authorized to so sign on our behalf.

                                                Very truly yours,

                                                PNC BANK, NATIONAL ASSOCIATION,
                                                as Trustee


                                                 By: __________________________
                                                 Title: _______________________



Page 11 of 11 of Irrevocable Letter of Credit No. A-309645.